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                                                                     EXHIBIT 2.1

                           STOCK ACQUISITION AGREEMENT


         THIS IS AN ACQUISITION AGREEMENT (the "Agreement") dated as of February 23, 2000 with respect to shares of the $1.00 par value common capital stock (the "Common Stock") of CMI Industries, Inc., a Delaware corporation (the "Company"), by and among the entities designated on Schedule 1 hereto (individually a "Stockholder" and collectively the "Stockholders") and the Company, and by which said parties, in consideration of the mutual promises set forth below (the mutuality and sufficiency of which are hereby acknowledged), hereby agree as follows:

                                    ARTICLE 1
                         PURCHASE AND SALE OF THE SHARES

         At the Closing contemplated by Article 2 hereof, which shall occur on the Closing Date (which terms are defined in section 2.01 hereof), and subject to and on the terms and conditions of this Agreement: (a) each Stockholder shall sell and deliver to the Company, and the Company shall purchase and accept delivery of, the number of shares of the Common Stock set forth beside such Stockholder's name on Schedule 1 hereto for a purchase price of $9.00 per share payable in immediately available funds at the Closing; and (b) each party shall also take the other actions that Article 2 hereof contemplates each such party will take.

                                    ARTICLE 2
                                   THE CLOSING

         2.01 Place, Time and Date of Closing. The payments and deliveries contemplated by this Article 2 shall be made at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, NE, Atlanta, Georgia 30309, either (i) at 10:00 a.m., local time, on March 14, 2000, or (ii) at such other place, time and date as the Company and the Stockholders shall agree. The date on which the last of such payments and deliveries occurs is the "Closing Date," and such payments and deliveries constitute the "Closing." The Closing shall not be deemed to have occurred unless and until all of the conditions set forth in this Agreement have been satisfied (or appropriately waived) and all of the actions set forth in sections 2.04 and 2.05 of this Agreement have been taken (or appropriately waived). Failure to close the transactions contemplated hereby on the date specified in clause (i) of the first sentence of this section 2.01 shall not in and of itself constitute a reason for a party to terminate this Agreement, termination being governed by Article 5 hereof.

         2.02 Conditions to Obligations of the Stockholders. All of the obligations of the Stockholders to make the deliveries contemplated by section
2.04 of this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, unless waived by the Stockholders:

              (a) Bringdown. Each of the representations and warranties of the Company contained in this Agreement, or in any certificates, agreements, instruments or other documents

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delivered by the Company or its officers pursuant to this Agreement, shall be true in all material respects as of the date when made, and shall be true in all material respects at and as of the Closing; and the Company shall have performed and complied with each of the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

              (b) Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of the Stockholders, threatened against or affecting the Stockholders or the Company or any of its subsidiaries or any property or assets of the Company that challenge (or seek to obtain substantial damages in respect of) this Agreement or the transactions contemplated thereby.

              (c) Consents or Requirements. The Stockholders and the Company shall have obtained necessary consents or agreements from all parties other than the Stockholders or the Company to the transactions contemplated by this Agreement and the documents contemplated hereby under all material agreements to which a Stockholder or the Company, as the case may be, is a party, including without limitation the valid and unequivocal consent of the creditors as required under the Amended and Restated Loan and Security Agreement (the "Bank Agreement") dated as of May 28, 1999 by and among the Company, the lenders named therein and BancBoston, NA, as agent.

              (d) Stockholder Approval.

                  (i) The holders of not less than 66-2/3% of the outstanding shares of Common Stock shall have duly approved the transactions contemplated hereby in accordance with the Company's certificate of incorporation and bylaws, applicable corporate law and section 3.1(b) of the Amended and Restated Stockholders Agreement dated as of February 14, 1992 among the Company and its stockholders, as amended (the "Stockholders Agreement"); and

                  (ii) The holders of a majority of the shares held by the stockholders of CMI Common Stock other than the Stockholders shall have duly approved the transactions contemplated hereby.

                  (e) Amendment to Stockholders Agreement. The holders of not less than 75% of the outstanding shares of Common Stock shall have entered into an amendment to Stockholders Agreement confirming that the transactions contemplated hereby are exempt from Articles 4 and 5 thereof.

                  (f) Certain Advice and Subsequent Board Action. The Board of Directors of the Company shall have received the opinion referred to in section 2.03(e) hereof.

                  (g) Successors. At least 2/3's of the members of the Board of Directors of the Company now in office shall have duly approved the successors to the MLCP Directors (as defined

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in the Stockholders Agreement) should they tender their resignations in connection with the consummation of the transactions contemplated hereby.

              (h) Limited Obligation. The Company shall have made, or caused to be made, the deliveries required by section 2.05 hereof to the Stockholders.

         2.03 Conditions to Obligations of the Company. All of the obligations of the Company to make the deliveries and payments contemplated by section 2.05 of this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, unless waived by the Company:

              (a) Bringdown. Each of the representations and warranties of each Stockholder contained in this Agreement, or in any certificates, agreements, instruments or other documents executed and delivered by, or on behalf of, the Stockholders pursuant to this Agreement shall be true in all material respects as of the date when made and shall be true in all material respects at and as of the Closing; and each Stockholder shall have performed and complied with each of the covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

              (b) Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of the Company, threatened against or affecting the Stockholders, the Company or any of its subsidiaries or any property or assets of the Company that challenge (or seek to obtain substantial damages in respect of) this Agreement or the transactions contemplated hereby.

              (c) Consents or Requirements. The Stockholders and the Company shall have obtained necessary consents or agreements from all parties other than the Stockholders or the Company to the transactions contemplated by this Agreement and the documents contemplated hereby under all material agreements to which a Stockholder or the Company, as the case may be, is a party, including without limitation the valid and unequivocal consent of the creditors as required under the Bank Agreement.

              (d) Stockholder Approval.

                  (i) The holders of not less than 66 2/3% of the outstanding shares of Common Stock shall have duly approved the transactions contemplated hereby in accordance with the Company's certificate of incorporation and bylaws, applicable corporate law and section 3.1(b) of the Stockholders Agreement; and

                  (ii) The holders of a majority of the shares held by the stockholders of CMI Common Stock other than the Stockholders shall have duly approved the transactions contemplated hereby.

              (e) Certain Advice and Subsequent Board Action. The Board of Directors of the Company shall have received an opinion, in form and substance reasonably satisfactory to the

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Company, from a nationally recognized investment banking firm to the effect that the transactions contemplated hereby are fair to the Company from a financial point of view.

              (f) Amendment to Stockholders Agreement. The holders of not less than 75% of the outstanding shares of Common Stock shall have entered into an amendment to Stockholders Agreement confirming that the transactions contemplated hereby are exempt from Articles 4 and 5 thereof.

              (g) Successors. At least 2/3's of the members of the Board of Directors of the Company now in office shall have duly approved the successors to the MLCP Directors (as defined in the Stockholders Agreement) should they tender their resignations in connection with the consummation of the transactions contemplated hereby.

              (h) Limited Obligation. Each Stockholder shall have made, or caused to be made, the deliveries required by section 2.04 hereof to the Company.

         2.04 Deliveries by the Stockholders. Each Stockholder shall severally (and not jointly) deliver, or cause to be delivered, to the Company at or prior to the Closing the following, each of which shall be in form and substance reasonably satisfactory to the Company:

              (a) Share certificates representing the shares of Common Stock owned by such Stockholder, together with separate stock transfer powers, duly endorsed by such Stockholder, for transfer of such shares to be Company.

              (b) A certificate dated the Closing Date and executed by an officer or other authorized representative of each Stockholder certifying (i) that the representations and warranties of such Stockholder contained herein or given pursuant hereto are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and (ii) that each of the agreements and covenants of such Stockholder to be performed or complied with on or before the Closing Date pursuant to the terms of this Agreement have been duly performed or complied with in all material respects.

              (c) A certificate dated the Closing Date and executed by an officer or other authorized representative of each Stockholder certifying and setting forth (i) the action taken to authorize (or provisions of articles or certificates of incorporation, by laws, partnership agreements, trusts or applicable law authorizing) such Stockholder's execution and delivery of this Agreement and any other certificates, agreements or other instruments and documents executed and delivered by such Stockholder pursuant to this Agreement and the consummation of the transactions contemplated by them and any other compliance with or performance under them (or if no such action is required, a statement as to the bases therefor), and (ii) the signature and title of the officers or other authorized representative executing such documents.



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              (d) Such other documents and certificates as the Company may reasonably request after giving reasonable notice thereof.

         2.05 Deliveries by the Company. The Company shall deliver, or cause to be delivered, to the Stockholders at or prior to the Closing the following, each of which shall be in form and substance reasonably satisfactory to the
Stockholders:

              (a) The purchase price for the shares of Common Stock to be purchased and sold pursuant hereto by wire transfer in immediately available funds to one or more accounts designated by the Shareholders by written notice received by the Company not less than three days prior to the Closing Date.

              (b) A certificate dated the Closing Date and executed by an officer of the Company certifying (i) that the representations and warranties of the Company contained in this Agreement or given pursuant hereto are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and (ii) that each of the covenants and agreements to be performed or complied with by the Company prior to or at the Closing have been performed and complied with in all material respects.

              (c) A certificate dated the Closing Date and executed by an officer of the Company certifying and setting forth (i) the action taken to authorize the Company's execution and delivery of this Agreement and any other certifications, agreements or other instruments and documents executed and delivered by the Company pursuant to this Agreement and the consummation of the transactions contemplated by them and any other compliance with or performance under them, and (ii) the signature and title of the officers executing such documents.

              (d) The opinion of Sutherland Asbill & Brennan LLP, counsel for the Company, as to due authorization of, execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by the Company to the Stockholders pursuant hereto, and the ability of the Company to purchase the shares of Common Stock to be purchased from the Stockholders in compliance with the limitations set forth in section 1010 of the Indenture dated as of October 28, 1993 from the Company to Chemical Bank, Trustee (the "Indenture").

              (e) Such other documents and certificates as the Special Stockholder Agent may reasonably request after giving reasonable notice thereof.



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                                    ARTICLE 3
                THE STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES

         Each Stockholder hereby severally and not jointly represents and warrants to the Company as follows:

         3.01 Ownership of Shares. Such Stockholder owns of record and beneficially the number of shares of Common Stock set forth beside such Stockholder's name on Schedule 1 hereto; such shares are such Stockholder's only shares of the capital stock of, or other beneficial interest in or claim upon, the Company; and such Stockholder has good and valid title to such shares, free and clear of all liens, claims, pledges, encumbrances, options, rights of first refusal or other transfer restrictions or adverse claims and charges of any nature whatsoever, except for those contained in the Stockholders Agreement.

         3.02 Authorization. With respect to this Agreement, the stock transfer powers, and any other agreements, instruments and documents executed and delivered by such Stockholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents, collectively the "Stockholder Delivered Agreements"): (a) such Stockholder has the right and power to enter into and deliver the Stockholder Delivered Agreements and to consummate the transactions contemplated by, and otherwise to comply with and perform under, them; (b) the execution, delivery and performance by such Stockholder of the Stockholder Delivered Documents, including the transfer of its shares of Common Stock to the Company pursuant hereto, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of such Stockholder in compliance with governing or applicable agreements, instruments or other documents (including without limitation articles or certificates of incorporation, bylaws and partnership agreements) and applicable law; and (c) the Stockholder Delivered Agreements will, when delivered, constitute valid and binding agreements of such Stockholder that are enforceable against such Stockholder in accordance with their terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity.

         3.03 Absence of Violations or Conflicts. Subject to compliance with
Article 5 of the Stockholders Agreement, the execution and delivery by such Stockholder of its Stockholder Delivered Agreements, and the consummation by such Stockholder of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passing of time or giving of notice constitute a violation of or a default or require any payment under, permit a termination of, or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim or interest upon any of such Stockholder's shares of Common Stock under, (i) any contract, agreement, commitment, undertaking or understanding (including without limitation rights of first refusal or other transfer restrictions) to which such Stockholder is a party or to which its shares of Common Stock are subject or bound, other than (A) those the breach or violation of which would not result in the creation or imposition of any security interest, lien or other


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encumbrance or adverse claim or interest upon any of such Stockholder's shares of Common Stock or would not otherwise adversely effect the ability of such Stockholder to consummate the transactions contemplated hereby, and (B) those the breach or violation of which are waived or cured at or prior to the Closing,
(ii) any judgment, decree or order of any court or governmental agency to which such Stockholder or its shares of Common Stock are subject or bound, or (iii) any law applicable to such Stockholder or its shares of Common Stock.

         3.04 No Consents of Governmental Agencies Required. No consent, approval, order or authorization of, or registration, declaration of filing with, any governmental authority on the part of such Stockholder is required in connection with the execution or delivery of its Stockholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with or performance under, the Stockholder Delivered Agreements by such Stockholder. Without limiting the foregoing, such Stockholder is not an "entity" included within any "person" which "holds" 50% or more of the outstanding shares of Common Stock (as those terms are defined in the Premerger Notification Rules promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).


                                    ARTICLE 4
                  THE COMPANY'S REPRESENTATIONS AND WARRANTIES

         The Company hereby represents and warrants to the Stockholders as follows:

         4.01 Existence. The Company is a corporation duly incorporated, organized and validly existing in good standing under the laws of the State of Delaware.

         4.02 Authorization. With respect to this Agreement and any other agreements, instruments and documents to be executed and delivered by the Company pursuant to this Agreement (this Agreement and such other agreements, instruments and documents, collectively the "Company Delivered Agreements"): (a) the Company has the corporate power to enter into the Company Delivered Agreements and to consummate the transactions contemplated by, and otherwise to comply with and to perform under, them; (b) subject to the approval of the Company's stockholders in accordance with the terms of the Stockholders Agreement, the Company's certificate of incorporation, bylaws and applicable law, the execution and delivery by the Company of the Company Delivered Agreements and the consummation by the Company of the transactions contemplated by, and other compliance with or performance under, them have been duly authorized by all necessary corporate action on the part of the Company in compliance with the Stockholders Agreement, the Company's certificate of incorporation, bylaws and applicable law; and (c) the Company Delivered Agreements will, when delivered, constitute valid and binding agreements of the Company that are enforceable against it in accordance with their terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the effect of general principles of equity.



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         4.03 Absence of Violations or Conflicts. Subject to compliance with
Article 5 of the Stockholders Agreement, the execution and delivery by the Company of the Company Delivered Agreements, and the consummation by the Company of the transactions contemplated by, or other compliance with or performance under, them do not and will not with the passing of time or giving of notice constitute a violation of or a default or require any payment under, permit a termination of, or result in the creation or imposition of any security interest, lien or other encumbrance or adverse claim or interest upon the Company's properties and assets under, (i) any contract, agreement, commitment, undertaking or understanding to which the Company is a party or to which the Company's properties and assets are subject or bound, other than (A) those the breach or violation of which would not have a materially adverse effect on the business, results of operation, properties, assets, prospects, or condition (financial or otherwise) of the Company taken as a whole, and (B) those the breach or violation of which are waived or cured at or prior to the Closing,
(ii) any judgment, decree or order of any court or governmental agency to which the Company or the Company's properties and assets are subject or bound, or
(iii) any law applicable to the Company or to which its properties or assets are bound.

         4.04 No Consents of Governmental Agencies Required. No consent, approval, order or authorization of, or registration, declaration of filing with, any governmental authority on the part of the Company is required in connection with the execution or delivery of the Company Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with or performance under the Company Delivered Agreements by the Company.

         4.05 Certain Representations Regarding the Indenture. No Permitted Payments (as that term is defined in the Indenture) have heretofore been made in reliance on section 1010(b)(vi) of the Indenture. No Defaults or Events of Default (as those terms are defined in the Indenture) have occurred and are continuing.


                                    ARTICLE 5
                           TERMINATION AND ABANDONMENT

         5.01 General. This Agreement may be terminated and the purchase and sale of the shares of Common Stock abandoned at any time prior to the Closing:

              (a) by mutual agreement of the Stockholders and the Company;

              (b) by the Company, if the conditions set forth in section 2.03 hereof shall not have been complied with or performed in any material respect on or before the Closing Date; or

              (c) by the Stockholders, if the conditions set forth in section
2.02 hereof shall not have been complied with or performed in any material respect on or before the Closing Date.



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         5.02 Automatic Termination. In the event the transactions contemplated hereby shall not have been consummated on or before March 31, 2000, and not due to the fault of a party hereto, this Agreement shall terminate without any action on the part of any party unless the Stockholders and the Company shall have agreed upon an extension of time in which to consummate such transactions.

         5.03 Specific Performance and Other Remedies. Each Stockholder, on the one hand, and the Company, on the other hand, acknowledges that, in the event that such Stockholder or the Company violates or fails and refuses to perform any covenant or agreement made by him or it in this Agreement, the Company or the Stockholders, as the case may be, may be without adequate remedy at law. Each Stockholder, on the one hand, and the Company, on the other hand, agrees therefore, that in the event that he or it violates or fails or refuses to perform any covenant or agreement made by him or it in this Agreement, the Company or the Stockholders, as the case may be, may, in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief. In the event that the Company or the Stockholders, as the case may be, institutes such proceedings prior to the termination or abandonment of this Agreement pursuant to sections
5.01 or 5.02 hereof, then notwithstanding any provision of any such sections, this Agreement shall be terminated and abandoned thereafter only if a final judgment or order is entered in such action or in any appeal therefrom denying specific performance to the Company or the Stockholders, as the case may be, in such action or dismissing or discontinuing such action without the granting of such relief (and such judgment or order is not then subject to appeal) or such action or an appeal therefrom is dismissed or discontinued voluntarily by the Company or the Stockholders, as the case may be, in such action or by the agreement of the parties thereto without the granting of such relief.

         5.04 Rights and Obligations on Termination. If this Agreement is terminated and abandoned as provided in this Article 5 the continuing liability of the parties to this Agreement with respect to any breach of any representation, warranty, covenant or agreement contained in this Agreement shall not be affected by such termination or abandonment, unless this Agreement is terminated or abandoned by agreement of the parties pursuant to section 5.01(a) hereof, or automatically pursuant to section 5.02 hereof.


                                    ARTICLE 6
                            MISCELLANEOUS PROVISIONS

         6.01 Survival. The representations, warranties, covenants and agreements made by the parties in this Agreement, in the exhibits, schedules and other attachments to this Agreement and in any agreement, certificate, instrument or other document executed and delivered by a party pursuant to this Agreement shall survive the Closing and the purchase of shares of Common Stock pursuant hereto for a period of one year from the Closing Date, except that all such representations, warranties, covenants and agreements shall survive beyond such time period if and to the extent that


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notice of a claim thereunder is given within the time period specified above.
The parties acknowledge and agree that this Agreement, the transactions contemplated hereby and any liabilities, claims, losses, costs, damages or expenses (including attorneys' fees and disbursements) arising with respect thereto are not subject to, and will not give rise to any rights under, any indemnification agreement or undertaking heretofore given by any party hereto or any of its affiliates to any other party hereto or any of its affiliates.

         6.02 Procedures under Stockholders Agreement. The Company agrees to deliver within five business days of the date hereof proper notice of the transactions contemplated hereby to the stockholders of the Company in accordance with the Stockholders Agreement and to recommend to such stockholders that they (a) approve the transactions contemplated hereby in accordance with the Company's certificate of incorporation and bylaws, applicable corporate law and section 3.1(b) of the Stockholders Agreement, and (b) approve an amendment to the Stockholders Agreement confirming that the transactions contemplated hereby are exempt from Articles 4 and 5 thereof. The Company agrees to use reasonable efforts to obtain such approvals at the earliest practicable time.

         6.03 Continuity of Board. The Company agrees to use reasonable best efforts to assure that a majority of the Board of Directors of the Company during the two-year period following the date hereof shall be comprised of either individuals currently serving on the Board of Directors of the Company or new directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders is approved by a vote of 66 2/3's of the directors still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved, or a combination thereof. The Company has been advised by each of the current members of the Board of Directors that they intend to remain on the Board of Directors after the Closing.

         6.04 Further Assurances; Cooperation. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement. Upon the execution of this Agreement and thereafter, each party shall do all such things as may be reasonably requested by another party hereto in order to more effectively consummate or to document the transactions contemplated by this Agreement.

         6.05 Expenses. Each Stockholder shall pay its own expenses and costs, and the Company shall pay its own expenses and costs, in connection with this Agreement and the other documents and transactions contemplated by this Agreement. Notwithstanding the foregoing, sales, transfer and other similar taxes arising out of or in connection with the consummation of the transactions contemplated by this Agreement shall be paid by the Stockholders.

         6.06 Notices. All notices, communications and deliveries under this Agreement (a) shall be made in writing signed by the party making the same to the address; (b) shall specify the section of this Agreement pursuant to which it is given; (c) shall be deemed given if delivered in person, on


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the date delivered, if sent by telecopier, on the date of telephonic confirmation of receipt, or if mailed first class mail (with postage prepaid), on the date mailed; and (d) shall be deemed received if delivered in person, on the date of personal delivery, if telecopied, on the date of telephonic confirmation of receipt, or if so mailed, on the third business day after having been so mailed. The addresses are as follows:

           If to the Company:

                    CMI Industries, Inc.
                    1301 Gervais Street
                    Columbia, South Carolina 29201

                    Telecopy number:          803.771.0463
                    Confirmation number:      803.771.4434

           If to a Stockholder, addressed to such Stockholder in care of:

                    Merrill Lynch Office of General Counsel
                    World Financial Center, North Tower
                    250 Vesey Street
                    New York, New York 10281-1312

                    Telecopy number:          212.449.3207
                    Confirmation number:      212.449.7948

Such notice shall be given at such other address as a party to this Agreement may furnish to the other party to this Agreement pursuant to the foregoing.

         6.07 Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or any public or legal holiday, the party having such privilege or duty shall have until 5:00 pm on the next succeeding regular business day to exercise such privilege or to discharge such duty.

         6.08 Successors in Interest. This Agreement shall be binding upon the parties to this Agreement and their respective legal representatives, heirs, legatees, devisees, and successors and assigns and shall inure to the benefit of the parties hereto and their respective legal representatives and successors and assigns (and to or for the benefit of no other person or entity).

         6.09 Severability. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as valid under applicable law.



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         6.10 Captions; Etc. Titles and captions of or in this Agreement and the cover sheet and table of contents of this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         6.11 Controlling Law; Integration; Amendment; Waiver. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. This Agreement (which includes its exhibits and schedules) and the other agreements, documents and instruments to be delivered pursuant to this Agreement supersede all prior negotiations, agreements and understandings between the parties with respect to the subject matter thereof. This Agreement shall not be deemed a waiver by the Stockholders of any of their rights under the Stockholders Agreement (all of which will expire as of the Closing). The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce the same; and no waiver by any party to this Agreement of any provision (or of a breach of any provision) of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed either as a further or continuing waiver of any such provision or breach or as a waiver of any other provision (or of a breach of any other provision) of this Agreement.

         6.12 Counterparts. This Agreement may be executed in two or more copies, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement or its terms to produce or account for more than one of such copies.

                                 *     *     *



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         DULY EXECUTED and delivered by the parties this Agreement as of the day and date first above written.

THE COMPANY:
                              CMI INDUSTRIES, INC.


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


THE STOCKHOLDERS:
                              MERRILL LYNCH CAPITAL APPRECIATION
                                PARTNERSHIP NO. VII, L.P.

                              By:      Merrill Lynch LBO Partners
                                       No. II, L.P., as General Partner

                              By: Merrill Lynch Capital Partners, Inc., as General Partner of Merrill Lynch LBO Partners No. II, L.P.


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------

                              ML OFFSHORE LBO PARTNERSHIP NO. VII

                              By:  Merrill Lynch LBO Partners No. II,
                                   L.P., as Investment General Partner

                              By:  Merrill Lynch Capital Partners, Inc.,
                                   as General Partner of Merrill Lynch
                                   LBO Partners No. II, L.P.


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


                              ML EMPLOYEES LBO PARTNERSHIP NO. I, L.P.

                              By:  ML Employees LBO Managers, Inc. as
                                   General Partner


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


                              ML IBK POSITIONS, INC.


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


                              MERCHANT BANKING L.P. NO. I

                              By:  Merrill Lynch MBP Inc. as General Partner


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------

                              MERRILL LYNCH KECALP L.P. 1986

                              By:  KECALP Inc. as General Partner


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------



                              MERRILL LYNCH CAPITAL APPRECIATION
                              PARTNERSHIP NO. B-XVI, LP

                              By:  Merrill Lynch LBO Partners No. B-III
                                   as General Partner

                              By: Merrill Lynch Capital Partners, Inc., as General Partner of Merrill Lynch LBO Partners No. B-III


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


                              ML OFFSHORE LBO PARTNERSHIP NO. B-XVI

                              By:  Merrill Lynch LBO Partners No. B-III as
                                   General Partner

                              By: Merrill Lynch Capital Partners, Inc., as General Partner of Merrill Lynch LBO Partners No. B-III


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------

                              MLCP ASSOCIATES L.P. NO. II

                              By:  Merrill Lynch Capital Partners, Inc.
                                   as General Partner


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


                              MERRILL LYNCH KECALP L.P. 1989

                              By:  KECALP INC. as General Partner


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------


                              MERRILL LYNCH KECALP L.P. 1991

                              By:  KECALP INC. as General Partner


                              By:
                                 --------------------------------------------
                              Title:
                                    -----------------------------------------



                                 *     *     *

                                   SCHEDULE I
                           STOCKHOLDERS AND NUMBER OF
                          SHARES OF COMMON STOCK OWNED

                                                                    Number
                  Name                                            of Shares
                  ----                                            ---------
Merrill Lynch Capital Appreciation                                 398,900
Partnership No. VII, L.P.

ML Offshore LBO Partnership No. VII                                 10,142

ML Employees LBO Partnership No. I, L.P.                             9,916

ML IBK Positions, Inc.                                              99,401

Merchant Banking L.P. No. I                                          8,902

Merrill Lynch KECALP L.P. 1986                                       2,857

Merrill Lynch Capital Appreciation Partnership                     270,399
  No. B-XVI, LP

ML Offshore LBO Partnership No. B-XVI                              162,458

MLCP Associates L.P. No. II                                          4,350

Merrill Lynch KECALP L.P. 1989                                      13,531

Merrill Lynch KECALP L.P. 1991                                      13,531
                                                                   -------

                                    TOTAL                          994,387
                                                                   =======